Exhibit 99.1

MACOM Reports Strong Growth; Revenue of $114.3 million with EPS of $0.35 and Gross Margin of 54.1 percent (non-GAAP)

Revenue Meets, EPS and Gross Margin Exceed Guidance

LOWELL, MA, November 18, 2014 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for its fiscal fourth quarter and fiscal year ended October 3, 2014.

Fourth Quarter Fiscal Year 2014 GAAP Results

•	Revenue was $114.3 million, compared to $112.4 million in the prior fiscal quarter and $84.7 million in the previous year’s fiscal fourth quarter;

•	Gross margin was 49.2 percent, compared to 44.7 percent in the prior fiscal quarter and 43.2 percent in the previous year’s fiscal fourth quarter;

•	Operating income was $16.8 million, compared to $7.3 million in the prior fiscal quarter and operating income of $4.8 million in the previous year’s fiscal fourth quarter; and

•	Net income was $14.5 million, or $0.30 earnings per diluted share, compared to $1.2 million, or $0.02 earnings per diluted share, in the prior fiscal quarter and net income of $1.7 million, or $0.04 earnings per diluted share, in the previous year’s fiscal fourth quarter.

Fourth Quarter Fiscal Year 2014 Non-GAAP Results

•	Gross margin was 54.1 percent, compared to 51.7 percent in the prior fiscal quarter and 45.4 percent in the previous year’s fiscal fourth quarter;

•	Operating income was $26.7 million, or 23.3 percent of revenue, compared to $23.9 million, or 21.3 percent of revenue, in the prior fiscal quarter and $17.0 million, or 20.3 percent of revenue, in the previous year’s fiscal fourth quarter;

•	EBITDA was $30.0 million, compared to $27.2 million for the prior fiscal quarter and $19.5 million for the previous year’s fiscal fourth quarter; and

•	Net income was $17.2 million, or $0.35 earnings per diluted share, compared to net income of $15.8 million, or $0.33 earnings per diluted share, in the prior fiscal quarter and net income of $12.0 million, or $0.25 earnings per diluted share, in the previous year’s fiscal fourth quarter.

Fiscal Year Results

Fiscal year 2014 revenue was $418.7 million, compared to $323.1 million in fiscal year 2013. GAAP net income was a $15.3 million loss, or $0.33 per diluted share net loss, in fiscal year 2014, compared to net income of $18.2 million, or $0.39 per diluted share in fiscal year 2013. Non-GAAP net income was $60.4 million, or $1.25 per diluted share, in fiscal year 2014, compared to $44.9 million, or $0.93 per diluted share in fiscal year 2013.

John Croteau, Chief Executive Officer of MACOM stated, “Gross margin and earnings per share for the quarter exceeded the top end of our guidance, with non-GAAP gross margin improving 240 basis points from the prior quarter and 870 basis points from the prior year quarter due to a more favorable mix of our high-margin products for the Networks market.”

The fourth quarter results reflected major customer wins and share gains for optical products in Networks, combined with continued gains in Multi-Market catalog business as well as an increase in Automotive, which was within the normal range of fluctuations from Ford. This broad-based growth was partially offset by Aerospace and Defense timing of certain radar programs.

Mr. Croteau further commented, “After the close of trading today we announced a definitive agreement to acquire BinOptics Corporation, based in Ithaca, New York. With this move, we anchor our new photonic portfolio with Indium Phosphide lasers. This plays to MACOM’s long-term strength in manufacturing compound semiconductors in large volume, with high quality and at low cost. As part of MACOM, we plan to scale laser production capacity and drive market share gains in what has been a supply constrained part of our customers’ supply chain.”

“Looking forward to fiscal 2015, we believe MACOM is poised to once again deliver double digit revenue growth, gross margin expansion and higher earnings per share.”

Business Outlook

For the fiscal first quarter ending January 2, 2015, MACOM expects another quarter of solid performance with revenue expected to be in the range of $112 to $115 million. Non-GAAP gross margin is expected to be between 51% and 53%, and non-GAAP earnings per diluted share between $0.33 and $0.36 on an anticipated 50 million shares outstanding.

Conference Call

MACOM will host a conference call on Tuesday, November 18, 2014 at 5:00 p.m. Eastern Time to discuss its fiscal fourth quarter and fiscal year financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 17839406. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 5 business days. The replay number is 1-855-859-2056 with a pass code of 17839406. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties via the Investors section of MACOM’s website at ir.macom.com/. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About MACOM

MACOM (www.macom.com) is a leading supplier of high performance analog RF, microwave, and millimeter wave products that enable next-generation Internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired & wireless networks, CATV, automotive, industrial, medical, and mobile devices. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, Partners from RF to Light, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our statements regarding our proposed acquisition of BinOptics and our plans and expectations regarding the acquisition and its impact on MACOM, statements regarding our long-term strength in manufacturing compound semiconductors, and any statements regarding future trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including costs associated with the acquisition, matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the acquisition, failure to achieve expected synergies or successfully integrate BinOptics’ business, accretion and other anticipated benefits of the transaction, adverse reactions to the acquisition by employees, customers, suppliers or competitors of either MACOM or BinOptics, greater than expected dilutive effect on earnings from or failure to comply with applicable covenants related to MACOM’s outstanding indebtedness as increased to fund the acquisition, related interest expense and other costs, lower than expected demand in any or all of our primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, MACOM’s failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN, Indium Phosphide lasers, or other solutions offered by us, failures or delays in porting and qualifying GaN or Indium Phosphide laser process technology to our Lowell, MA fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended July 4, 2014 as filed with the SEC on August 1, 2014. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP financial information, including revenue, gross margin, operating margin, operating income, net income, earnings per share, EBITDA and other data calculated on a non-GAAP basis. This non-GAAP information excludes the operations of Nitronex prior to the date of acquisition, discontinued operations, the impact of fair value accounting in mergers and acquisitions (M&A) of businesses, M&A costs, including acquisition and related integration costs, certain cost savings from synergies expected from M&A activities, income and expenses from transition services related to M&A activities, expected amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation, restructuring charges, litigation settlement and costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, amortization of debt discounts and issuance costs, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of MACOM’s underlying performance. The exclusion of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. These and other similar items are also excluded from EBITDA, which is non-GAAP earnings before interest, income taxes, depreciation and amortization. MACOM believes this non-GAAP financial information provides additional insight into MACOM’s on-going performance and has, therefore, chosen to provide this information to investors for a consistent basis of comparison and to help them evaluate the results of MACOM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Fiscal Years Ended
	October 3, 2014	July 4, 2014	September 27, 2013	October 3, 2014	September 27, 2013

Revenue	$114,317	$112,364	$84,675	$418,662	$323,071
Cost of revenue	58,128	62,150	48,085	249,674	186,658

Gross profit	56,189	50,214	36,590	168,988	136,413

Operating expenses:
Research and development	20,098	20,810	10,650	73,685	44,588
Selling, general and administrative	20,227	22,065	13,898	86,179	52,004
Litigation settlement	—	—	7,250	—	7,250
Contingent consideration	—	—	—	—	(577)
Restructuring charges	(902)	—	—	14,823	1,060

Total operating expenses	39,423	42,875	31,798	174,687	104,325

Income (loss) from operations	16,766	7,339	4,792	(5,699)	32,088

Other income (expense):

Warrant liability gain (expense)	1,638	(2,782)	(2,277)	(3,928)	(4,312)
Interest expense	(4,529)	(5,625)	(201)	(12,362)	(817)
Other income	776	1,354	79	3,217	372

Total other income (expense)	(2,115)	(7,053)	(2,399)	(13,073)	(4,757)

Income (loss) before income taxes	14,651	286	2,393	(18,772)	27,331
Income tax provision (benefit)	114	(897)	653	(8,054)	9,135

Income (loss) from continuing operations	14,537	1,183	1,740	(10,718)	18,196
Loss from discontinued operations	—	—	—	(4,605)	—

Net income (loss)	$14,537	$1,183	$1,740	$(15,323)	$18,196

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.31	$0.03	$0.04	$(0.23)	$0.40
Loss from discontinued operations	—	—	—	(0.10)	—

Income (loss) per share - basic	$0.31	$0.03	$0.04	$(0.33)	$0.40

Diluted:
Income (loss) from continuing operations	$0.30	$0.02	$0.04	$(0.23)	$0.39
Loss from discontinued operations	—	—	—	(0.10)	—

Income (loss) per share - diluted	$0.30	$0.02	$0.04	$(0.33)	$0.39

Shares used to compute net income (loss) per share:
Basic	47,480	47,280	46,301	47,009	45,916

Diluted	48,873	48,524	47,585	47,009	47,137

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	October 3, 2014		July 4, 2014		September 27, 2013
	Amount		Amount		Amount
Revenue - GAAP	$114,317		$112,364		$84,675
Nitronex prior to acquisition	—		—		(1,020)

Revenue – Non-GAAP	$114,317		$112,364		$83,655

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$56,189	49.2%	$50,214	44.7%	$36,590	43.2%
Nitronex prior to acquisition	—	—	—	—	690	1.3
Amortization expense	4,495	3.9	6,270	5.6	479	0.6
Non-cash compensation expense	416	0.4	646	0.6	216	0.3
Equity-based compensation	13	—	23	—	—	—
Acquisition FMV step-up	168	0.1	168	0.1	—	—
Third-party engineering costs	493	0.4	400	0.4	—	—
Integration costs and synergy savings	100	0.1	345	0.3	—	—

Gross profit - non-GAAP	$61,874	54.1%	$58,066	51.7%	$37,975	45.4%

Research and Development - GAAP	$20,098	17.6%	$20,810	18.5%	$10,650	12.6%
Nitronex prior to acquisition	—	—	—	—	(1,112)	(1.1)
Earn-out costs	—	—	—	—	1,021	1.2
Non-cash compensation expense	(713)	(0.6)	(893)	(0.8)	(462)	(0.6)
Equity-based compensation	(112)	(0.1)	(228)	(0.2)	—	—
Acquisition FMV step-up	(204)	(0.2)	(204)	(0.2)	—	—
Integration costs and synergy savings	(898)	(0.8)	(1,108)	(1.0)	—	—
Third-party engineering costs	493	0.4	400	0.4	—	—

Research and Development - non-GAAP	$18,664	16.3%	$18,777	16.7%	$10,097	12.1%

Selling, General and Administrative - GAAP	$20,227	17.7%	$22,065	19.6%	$13,898	16.4%
Nitronex prior to acquisition	—	—	—	—	(468)	(0.3)
Earn-out costs	—	—	—	—	569	0.7
Amortization expense	(432)	(0.4)	(505)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(1,623)	(1.4)	(1,851)	(1.6)	(1,052)	(1.3)
Equity-based compensation	(106)	(0.1)	(147)	(0.1)	—	—
Acquisition FMV step-up	(28)	—	(28)	—	—	—
Litigation costs	(1,035)	(0.9)	(1,836)	(1.6)	(1,735)	(2.1)
Integration costs and synergy savings	(485)	(0.4)	(2,321)	(2.1)	—	—

Selling, General and Administrative - non-GAAP	$16,518	14.4%	$15,377	13.7%	$10,897	13.0%

Total operating expenses - GAAP	$39,423	34.5%	$42,875	38.2%	$31,798	37.6%
Nitronex prior to acquisition	—	—	—	—	(1,580)	(1.4)
Amortization expense	(432)	(0.4)	(505)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(2,336)	(2.0)	(2,744)	(2.4)	(1,514)	(1.8)
Equity-based compensation	(218)	(0.2)	(375)	(0.3)	—	—
Acquisition FMV step-up	(232)	(0.2)	(232)	(0.2)	—	—
Contingent consideration and earn-out costs	—	—	—	—	1,590	1.9
Restructuring charges	902	0.8	—	—	—	—
Integration costs and synergy savings	(1,383)	(1.2)	(3,429)	(3.1)	—	—
Litigation costs	(1,035)	(0.9)	(1,836)	(1.6)	(8,985)	(10.7)
Third-party engineering	493	0.4	400	0.4	—	—

Total operating expenses - non-GAAP	$35,182	30.8%	$34,154	30.4%	$20,994	25.1%

Income from operations - GAAP	$16,766	14.7%	$7,339	6.5%	$4,792	5.7%
Nitronex prior to acquisition	—	—	—	—	2,010	2.4
Amortization expense	4,927	4.3	6,775	6.0	794	0.9
Non-cash compensation expense	2,752	2.4	3,390	3.0	1,730	2.1
Equity-based compensation	231	0.2	398	0.4	—	—
Contingent consideration and earn-out costs	—	—	—	—	(1,590)	(1.9)
Restructuring charges	(902)	(0.8)	—	—	—	—
Acquisition FMV step-up	400	0.3	400	0.4	—	—
Litigation costs	1,035	0.9	1,836	1.6	9,245	11.1
Integration costs and synergy savings	1,483	1.3	3,774	3.4	—	—

Income from operations - non-GAAP	$26,692	23.3%	$23,912	21.3%	$16,981	20.3%

Net income - GAAP	$14,537	12.7%	$1,183	1.1%	$1,740	2.1%
Nitronex prior to acquisition	—	—	—	—	2,010	2.5
Amortization expense	3,769	3.3	5,183	4.6	495	0.6
Non-cash compensation expense	2,105	1.8	2,593	2.3	652	0.8
Equity-based compensation	177	0.2	304	0.3	—	—
Contingent consideration and earn-out costs	—	—	—	—	(992)	(1.2)
Restructuring charges	(690)	(0.6)	—	—	—	—
Warrant liability (gain) expense	(1,638)	(1.4)	2,782	2.5	2,277	2.7
Non-cash interest expense	291	0.3	1,838	1.6	46	0.1
Acquisition FMV step-up	306	0.3	306	0.3	—	—
Litigation costs	792	0.7	1,405	1.3	5,794	6.9
Integration costs and synergy savings	1,134	1.0	1,270	1.1	—	—
Tax effect of non-GAAP adjustments	(2,944)	(2.6)	—	—	—	—
Transition services for divested business	(593)	(0.5)	(1,036)	(0.9)	—	—
Discontinued operations	—	—	—	—	—	—

Net income - non-GAAP	$17,246	15.1%	$15,828	14.1%	$12,022	14.4%

Income from operations – non-GAAP	$26,692		$23,912		$16,981
Depreciation expense	3,273		3,296		2,467
Other income, net	—		—		79

EBITDA	$29,965		$27,208		$19,527

Interest expense GAAP	$4.529		$5.625		$201
Non cash interest expense	(361)		(2,402)		(74)

Interest expense non-GAAP	$4,168		$3,223		$127

	Three Months Ended
	October 3, 2014		July 4, 2014		September 27, 2013
	Amount	Income per diluted share	Amount	Income per diluted share	Amount	Income per diluted share

Net income - GAAP	$14,537	$0.30	$1,183	$0.02	$1,740	$0.04

Net income – non-GAAP	$17,246	$0.35	$15,828	$0.33	$12,022	$0.25

Diluted shares - GAAP	47,480		48,524		47,585

Incremental stock options, warrants, restricted stock and units	1,393		—		946

Diluted shares - non-GAAP	48,873		48,524		48,531

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Fiscal Years Ended
	October 3, 2014		September 27, 2013
	Amount		Amount

Revenue - GAAP	$418,662		$323,071
Nitronex prior to acquisition	(1,048)		(4,353)

Revenue – non-GAAP	$417,614		$318,718

	Amount	% Revenue	Amount	% Revenue

Gross profit - GAAP	$168,988	40.4%	$136,413	42.2%
Nitronex prior to acquisition	959	0.2	3,286	1.7
Amortization expense	18,274	4.4	1,900	0.6
Non-cash compensation expense	1,771	0.4	1,039	0.3
Equity-based compensation	66	—	—	—
Acquisition FMV step-up	18,875	4.5	—	—
Integration costs and synergy savings	1,406	0.3	—	—
Third-party engineering costs	1,463	0.4	—	—

Gross profit - non-GAAP	$211,802	50.7%	$142,638	44.8%

Research and Development - GAAP	$73,685	17.6%	$44,588	13.8%
Nitronex prior to acquisition	(1,423)	(0.3)	(3,957)	(1.1)
Non-cash compensation expense	(2,818)	(0.7)	(1,688)	(0.5)
Equity-based compensation	(477)	(0.1)	—	—
Acquisition FMV step-up	(663)	(0.2)	—	—
Integration costs and synergy savings	(4,456)	(1.1)	—	—
Third-party engineering costs	1,463	0.4	—	—

Research and Development - non-GAAP	$65,311	15.6%	$38,943	12.2%

Selling, General and Administrative - GAAP	$86,179	20.6%	$52,004	16.1%
Nitronex prior to acquisition	(685)	(0.1)	(1,762)	(0.3)
Amortization expense	(1,779)	(0.4)	(1,260)	(0.4)
Non-cash compensation expense	(6,688)	(1.6)	(3,369)	(1.1)
Equity-based compensation	(467)	(0.1)	—	—
Acquisition FMV step-up	(88)	—	—	—
Integration costs and synergy savings	(9,399)	(2.3)	(1,267)	(0.4)
Litigation costs	(4,275)	(1.0)	(2,596)	(0.8)
Transaction expenses	(4,472)	(1.1)	—	—

Selling, General and Administrative - non-GAAP	$58,326	14.0%	$41,750	13.1%

Total operating expenses - GAAP	$174,687	41.7%	$104,325	32.3%
Nitronex prior to acquisition	(2,108)	(0.5)	(5,719)	(1.4)
Amortization expense	(1,779)	(0.4)	(1,260)	(0.4)
Non-cash compensation expense	(9,506)	(2.3)	(5,057)	(1.6)
Equity-based compensation	(944)	(0.2)	—	—
Acquisition FMV step-up	(751)	(0.2)	—	—
Contingent consideration and earn-out costs	—	—	577	0.2
Restructuring charges	(14,823)	(3.5)	(1,060)	(0.3)
Integration costs and synergy savings	(13,855)	(3.3)	(1,267)	(0.4)
Litigation costs	(4,275)	(1.0)	(9,846)	(3.1)
Transaction expenses	(4,472)	(1.1)	—	—
Third-party engineering	1,463	0.4	—	—

Total operating expenses - non-GAAP	$123,637	29.6%	$80,693	25.3%

Income (loss) from operations - GAAP	$(5,699)	(1.4)%	$32,088	9.9%
Nitronex prior to acquisition	3,067	0.8	9,715	3.2
Amortization expense	20,053	4.8	3,160	1.0
Non-cash compensation expense	11,277	2.7	6,096	1.9
Equity-based compensation	1,010	0.2	—	—
Contingent consideration and earn-out costs	—	—	(577)	(0.2)
Restructuring charges	14,823	3.5	950	0.3
Acquisition FMV step-up	19,626	4.7	—	—
Integration costs and synergy savings	15,261	3.7	1,267	0.4
Litigation costs	4,275	1.0	9,246	2.9
Transaction expenses	4,472	1.1	—	—

Income from operations - non-GAAP	$88,165	21.1%	$61,945	19.4%

Net income (loss) - GAAP	$(15,323)	(3.7)%	$18,196	5.6%
Nitronex prior to acquisition	3,067	0.8	9,117	3.0
Amortization expense	15,341	3.7	1,976	0.6
Non-cash compensation expense	8,626	2.1	3,806	1.2
Equity-based compensation	772	0.2	—	—
Contingent consideration	—	—	(358)	(0.1)
Restructuring charges	11,340	2.7	666	0.2
Warrant liability expense	3,928	0.9	4,312	1.4
Non-cash interest expense	2,311	0.6	200	0.1
Acquisition FMV step-up	14,147	3.4	—	—
Integration costs and synergy savings	10,056	2.4	793	0.2
Litigation costs	3,271	0.8	6,171	1.9
Transaction expenses	3,537	0.8	—	—
Transition services for divested business	(2,370)	(0.6)	—	—
Tax effect of non-GAAP adjustments	(2,944)	(0.7)	—	—
Discontinued operations	4,605	1.1	—	—

Net income - non-GAAP	$60,364	14.5%	$44,879	14.1%

	Amount		Amount

Income from operations – non-GAAP	$88,165		$61,945
Depreciation expense	12,857		10,193
Other income, net	118		382

EBITDA	$101,140		$72,520

	Amount	Income (loss) per diluted share	Amount	Income per diluted share
Net income (loss) - GAAP	$(15,323)	$(0.33)	$18,196	$0.39

Net income - non-GAAP	$60,364	$1.25	$44,879	$0.93

Diluted shares - GAAP	47,009		47,137
Incremental stock options, warrants, restricted stock and units	1,408		980

Diluted shares - non-GAAP	48,417		48,117

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	October 3, 2014	September 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$173,895	$110,488
Accounts receivable, net	75,156	63,526
Inventories	73,572	54,908
Deferred income taxes	35,957	10,404
Other current assets	14,769	7,121

Total current assets	373,349	246,447
Property and equipment, net	50,357	32,735
Goodwill and intangible assets, net	153,417	31,548
Deferred income taxes	84,629	404
Other assets	20,482	5,501

TOTAL ASSETS	$682,234	$316,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3,478	$—
Accounts payable, accrued liabilities and other	64,910	42,927
Deferred revenue	17,258	9,231

Total current liabilities	85,646	52,158
Long-term debt, less current portion	343,178	—
Warrant liability	15,801	11,873
Deferred income taxes and other long-term liabilities	9,042	5,463

Total liabilities	453,667	69,494
Commitments and contingencies
Stockholders’ equity	228,567	247,141

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$682,234	$316,635

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Fiscal Years Ended
	October 3,	September 27,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,323)	$18,196
Non-cash adjustments	57,585	20,371
Payment of contingent consideration	—	(5,328)
Change in operating assets and liabilities	(17,263)	(4,336)

Net cash from operating activities	24,999	28,903

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net	(261,599)	—
Sale of business	12,345	—
Sale of product line	12,000	—
Strategic investments	(5,250)	—
Purchases of property and equipment	(16,973)	(12,336)
Acquisition of intellectual property	(5,490)	(897)

Net cash used in investing activities	(264,967)	(13,233)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent consideration	—	(675)
Proceeds from issuance of long-term debt	347,375	—
Payment of assumed debt	(40,193)	—
Capital contributions	3,200	8,435
Financing activities	(6,132)	2,458
Payment of long-term debt	(875)

Net cash from financing activities	303,375	10,218

NET CHANGE IN CASH AND CASH EQUIVALENTS	63,407	25,888
CASH AND CASH EQUIVALENTS — Beginning of period	110,488	84,600

CASH AND CASH EQUIVALENTS — End of period	$173,895	$110,488

*  *  *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Bob McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bobmcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com